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                                                                  EXHIBIT 10.11

                         ESPN INC.

                 PRODUCTION FACILITIES AGREEMENT

     THIS AGREEMENT, dated as of October 15, 1998, is between SMA Realtime, Inc. a New York corporation, with offices at 100 Avenue of the Americas, New York, New York, 10013 ("SMA"), and ESPN, Inc., a Delaware corporation, with offices at ESPN Plaza, Bristol, Connecticut 06010-7454 ("ESPN").

     SMA hereby agrees to provide to ESPN the services and facilities described below in accordance with the BASIC PROVISIONS set forth below and the attached GENERAL TERMS AND CONDITIONS.

BASIC PROVISIONS

I.   THE SHOOT

     (a)   SMA will provide the facilities, equipment and manpower specified in
     Section II (collectively, the "Services".) in connection with the production of television programs (or portions thereof) forming a part of ESPN's SportsCentury Project (the "Programs").

     (b) Dates, Times, and Site: The Services shall be made available at SMA's business location/studio facility at 100 Avenue of the Americas, New York, New York (the "Site"); and shall be available to ESPN no fewer than forty
     (40) days (each 9:00 a.m. to 5:00 p.m.- except Fridays, which shall be 11:30 a.m. to 7:30 p.m. -- minimum) for shooting (each a "Shoot Day"). In addition (and at no additonal charge hereunder), the Facilities, Equipment and such Manpower as is necessary for the purpose, shall be available as necessary to allow ESPN to conduct walk-throughs, camera tests, graphic and film tests and other tests to satisfy itself regarding the readiness and suitability of the Facilities (including, without limitation, the Virtual Set) and Equipment for the Shoot Days. In connection with such testing, ESPN shall have the right to make, retain, and utilize audiovisual recordings for test and review purposes. SMA represents and warrants that all of the Services shall be available to ESPN on the dates set forth in Schedule A attached hereto. As soon as ESPN has determined a reasonable number of additional dates on which it wishes to use the Services, it will so notify SMA. SMA shall make the Services available to ESPN on such dates and will not cause or allow any of the applicable Services to be utilized in connection with any other services that would conflict with their availability to ESPN. Notwithstanding the foregoing, if at the time that ESPN notifies SMA of such additional dates, SMA has an existing, binding commitment to make the Services available to a third party which commitment, despite SMA's commercially reasonable efforts, cannot be rescheduled, then SMA shall inform ESPN of all then-available dates and ESPN shall have the right to select dates from

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     among them, one for each date as to which such a conflict exists. SMA acknowledges that ESPN's specifications may necessitate access to Facilities, Manpower and/or Equipment in addition to those specified herein or at times other than during regular business hours. Should ESPN require services in addition to those specified hereunder, SMA will provide such services on an "as-needed" basis at rates no less favorable than those offered to other customers for equivalent services.

     (c) ESPN will provide all "above the line" personnel and announcers and other elements not specifically provided for in Section II, below, for production of the Programs at SMA's Site.

     (d) All Manpower specified in Section II below will perform its duties related to the Programs under ESPN's supervision and control. All Facilities, Equipment and Manpower will be available to ESPN on all days Monday through Sundays.

II.  FACILITIES, EQUIPMENT AND MANPOWER

     (a) Facilities: SMA shall construct a "virtual set" pursuant to and in conformity with designs and specifications provided by ESPN (the "Virtual Set") and to ESPN's reasonable satisfaction. The Virtual Set shall be completed no later than December 7, 1998. Facilities shall include: a studio and stage reasonably satisfactory to ESPN, both incorporating the Virtual Set; associated full control room; videotape playback and record; full voiceover facilities; and the complete Orad computer system.

     (b)   Equipment:

Camera
Audio equipment(of reasonable professional quality, equal to or better than that customarily utilized in programming telecast on the ESPN Network)
Light and Grip
Ultimatte Three (3) BetaSP VTRs
One (1) DigiBeta VTR
Teleprompter
SGI RE3 Computer
Digital Disc Recorder
Control Room

     (c)   Manpower:

Production Coordinator
Lighting Director
Camera Operator
Gaffer

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EIC/SVO
Technical Director
SGI Director
Teleprompter Operator

     (d) Other Terms and Services: Video raw stock as required by ESPN.

III. COMPENSATION

     For the Facilities, Equipment and Manpower supplied to it by SMA as specified above in Paragraph II, ESPN shall pay SMA as follows:

     (a)   For construction of the Virtual Set: $       within thirty days
     following the execution hereof.

     (b)   For all Facilities, Equipment and Manpower provided by SMA under
     this Agreement, ESPN shall pay SMA $        per Shoot Day, payable as
     follows: (i) $       (the "Shoot Day Deposit") within the later of
     delivery of the Virtual Set pursuant to Section II(a), above, and thirty
     days of execution hereof ($       of which shall be attributable to each
     anticipated Shoot Day) and (ii) $       per Shoot Day within forty-five
     days after ESPN's receipt of an invoice from SMA for each Shoot Day actually used, which invoicing shall occur no more frequently than weekly. ESPN shall be entitled to an evaluation period from the date of completion of the Virtual Set through and including January 31, 1999 (the "Evaluation Period"). At any time during the Evaluation Period, ESPN shall be entitled to terminate this Agreement for any reason or no reason, in its sole discretion, with no further obligation to SMA hereunder and shall be entitled to an immediate refund of that portion of the Shoot Day Deposit attributable to Shoot Days not used. If ESPN does not terminate this Agreement during the Evaluation Period and SMA performs all of its obligations under this Agreement, ESPN agrees to pay SMA for at least
     twenty-five (25) Shoot Days in the aggregate, being $       (the
     "Guaranteed Amount") except where actual usage of less than twenty-five Shoot Days results from SMA's failure to make the Services available to ESPN on a sufficient number of mutually agreeable dates. Subject to the foregoing sentence, upon expiration of this Agreement, SMA shall invoice ESPN for the difference between the sums paid by ESPN pursuant to this
     Section III(b) (including the Shoot Day Deposit) and the Guaranteed Amount and ESPN shall pay such amount within thirty days after its receipt of such invoice.

     (c) For video raw stock supplied by SMA at ESPN's request, SMA shall invoice ESPN at a rate no less favorable than that offered to any other SMA customer.

     (d) ESPN represents and warrants that, to the best of its knowledge and belief, the manufacturers' exemption under New York State laws regarding sales taxes applies to the entire subject matter of this agreement. If the New York Department of Taxation and Finance


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     ("NYDTF") makes a final assessment to the contrary, ESPN shall reimburse
     SMA for the portion of such assessment directly attributable to the sales taxes assessed on this transaction, but the foregoing is conditioned on SMA's promptly notifying ESPN if NYDTF questions the applicability of the exemption and affording ESPN a full and continuing right to participate in all phases of dealing with NYDTF in determining the taxability of this transaction.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

SMA REALTIME INC.                                ESPN, INC.
By:                                                    By:
   -------------------                              -------------------------
                                                    Howard Katz
                                                    Executive Vice President
                                                    Production

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                   GENERAL TERMS AND CONDITIONS

1.  THE EVENTS

    ESPN may delete or add Shoot Days to those listed in Paragraph I of the BASIC PROVISIONS and may change the Dates previously listed from time to time and at any time upon ten days' prior notice to SMA, but, except as provided in I(b) of the BASIC PROVISIONS, SMA may decline without penalty to render its service hereunder for any added Shoot Days or changed Dates by giving ESPN seven days' prior notice. Failure to give ESPN such notice shall be deemed to be acceptance by SMA of such additions or changes.

2.  THE SHOOT

    (a) Only "below-the-line" (and "above-the-line" if appropriate) personnel and elements approved by ESPN shall be used by SMA in the furnishing of services under this Agreement. ESPN hereby approves of the named personnel, if any, and elements specified above in Paragraph II of this Agreement.

    (b) SMA shall be fully responsible for paying all persons providing services hereunder at least the amount required under any union or guild collective-bargaining agreement and for the exercise of ESPN's rights hereunder, if any.

    (c) SMA shall deliver the Equipment and Manpower to the applicable Site at or before the Time and Date specified above in Paragraph I. "Production Day" shall mean a twenty-four hour period beginning with the later of the Time specified in Paragraph I or the actual time of delivery of the Equipment and Manpower by SMA and each succeeding twenty-four hour period in which the use of the Equipment and Manpower is required by ESPN under this Agreement.

3.   TERM AND TERMINATION

     (a) The term of this Agreement shall commence on the date hereof and end on January 31, 2000.

     (b) Subject to the terms of III(b), in the BASIC PROVISIONS regarding compensation, ESPN may terminate this Agreement upon seven days' prior written notice to SMA or immediately upon any breach of its terms by SMA by so notifying SMA.

4.   COMPENSATION

     (a) The payments specified by Paragraph III of the BASIC PROVISIONS are intended by the parties to be the entire and only amounts payable to SMA for its services under this Agreement. No additional payments shall be made for rental equipment or meal penalties, or overtime charges for personnel or any other extra charges except as

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specifically agreed to by ESPN in advance in writing on ESPN's standard contract amendment form (attached) only.

5.   EXCLUSIVITY

     As between SMA and ESPN, all rights to any audio-video Program(s) produced of the Events by ESPN (the "Programs"), including any property rights therein, shall be exclusive to ESPN, and SMA shall not deliver any such Programs or convey any interest in any Program to any third person without ESPN's prior written consent. ESPN shall be the sole owner thereof and shall have the right to affix to each Program a notice designating ESPN as the owner of the copyright. Nothing in this Agreement shall require ESPN to actually distribute such Program(s), and ESPN shall have discharged its obligations to SMA under this Agreement by paying to it the compensation provided above in Paragraph M in. accordance with the terms of this Agreement.

6.   WARRANTIES

     (a) Each party represents and warrants to the other that it has the right to enter into this Agreement and perform all of its obligations under it.

     (b) SMA represents and warrants to ESPN (i) that it has obtained, or will obtain, and will faithfully perform all its obligations under all necessary and appropriate clearances, licenses, rights agreements, union, guild and other collective bargaining agreements, employment and other agreements involving all elements of the Program(s) to be provided by SMA under this Agreement and all persons and services in connection with it (ii) that ESPN's exercise of its rights under this Agreement will not give rise to any obligations or liabilities with respect thereto, and (iii) that all of ESPN's rights under this Agreement can be fully and freely exercised without any claim of future payment of any kind with respect to any of the Program(s).

     (c) ESPN represents and warrants to SMA that it has obtained, or will obtain, and will faithfully perform all its obligations under all necessary and appropriate clearances, licenses, and rights agreements involving all elements of the set design to be provided by ESPN to SMA under this Agreement.

     (d) SMA acknowledges that this Agreement's scope is limited to its specific subject matter and it does not entitle either SMA or ESPN to any future rights or expectations with respect to each other except as explicitly provided herein.

7.   FORCE MAJEURE

     If the staging of any Shoot Day should be prevented or cancelled due to an act of God, inevitable accident, strike or other labor dispute, fire, riot or civil commotion, government action or decree, inclement weather, failure of technical, production or television equipment, or for any other reason beyond the control of SMA or ESPN, then neither

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SMA nor ESPN shall be obligated in any manner to the other with respect to the
Shoot Day (including any compensation for the Shoot Day), but all other rights ESPN may have in this Agreement shall remain in effect and shall not be affected in any manner. If, however, any of the Shoot Days should be postponed or delayed due to one of the causes enumerated above, then ESPN shall have the right to elect to cause SMA to provide the services and facilities specified in the BASIC PROVISIONS in connection with the Shoot Day on its rescheduled date in accordance with all the terms hereof or to not provide the services and facilities specified in the BASIC PROVISIONS in connection with the rescheduled Shoot Day, in which case ESPN shall not be obligated in any manner to SMA therefor (including for payment), but all ESPN's other rights in this Agreement shall survive.

8.   INDEMNIFICATION

     A. ESPN and SMA will each indemnify, defend and hold harmless the other, the other's officers, directors, employees, shareholders, parent and affiliated companies, agents and contractors from any and all claims, costs, liabilities, judgments, losses, demands, expenses or damages (including reasonable attomeys' fees), including those for, but not limited to, bodily injury, including death resulting therefrom, personal injury and property damage arising out of any act, omission or negligence, any breach or alleged breach of this Agreement, performance of the obligations hereunder, or any misrepresentation made by it herein.

     B.   In any case in which indemnification is sought hereunder:

          (i) the party seeking indemnification shall promptly notify the indemnifying party of any claim or litigation to which the indemnification relates; and

          (ii) the party seeking indemnification shall afford the indemnifying party the opportunity to participate in and at the indemnifying party's option, fully control any compromise, settlement, litigation or other resolution or disposition in such claim or litigation, but the indemnifying party shall not make any agreement that prospectively compromises or limits the other party's substantive rights without such party's prior, written consent (which shall not be unreasonably withheld); in no case shall any such compromise or limitation implicate rights, obligations or property beyond the subject matter of this Agreement.

     C. SMA shall, at its own expense, carry liability insurance of the following types and limits under the Agreement:

          (i) worker's compensation insurance covering all persons employed by it in connection with the furnishing by it of the services under the Agreement in compliance with and in the maximum amounts and form specified by the state law

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          of the state in which such persons render such services and employers'
          liability insurance with a limit of not less than $100,000.00 per occurrence covering its employees; and

          (ii) comprehensive general liability insurance covering all liability for bodily injury including death resulting therefrom, personal injury and property damage to third parties, having a combined single limit for injuries to any persons of not less than $3,000,000.00 for all claims arising out of the same accident or occurrence, which insurance shall include ESPN as an additional named insured;

    SMA shall provide ESPN with certificates of insurance showing compliance with the foregoing requirements. Such certificates shall provide no less than thirty days' prior notice to ESPN by the insurance company in the event of any material change or cancellation of the required insurances. All such insurance shall cover ESPN, its affiliated companies and the officers, directors, employees and agents of all the foregoing. The insurance required to be carried by SMA shall be primary and noncontributory with any similar insurance carried by ESPN and shall be written on an occurrence basis and form.

     D. ESPN shall, at its own expense, carry liability insurance of the following types and limits under the Agreement:

     (i) worker's compensation insurance covering all persons employed by ESPN in connection with its production of the Programs, in compliance with and in the maximum amounts and form specified by the state law of the state in which such persons render such services and employers liability of the state in which such persons render such services and employers' liability insurance with a limit of not less than $100,000.00 per occurrence covering its employees.

     ESPN shall provide SMA with a certificate of insurance showing compliance with the foregoing requirements.

9.   INDEPENDENT CONTRACTORS

     SMA and ESPN are independent contractors with respect to each other, and nothing in this Agreement shall create any association, partnership, joint venture or agency relationship between them. As between ESPN and SMA, all persons employed by SMA in connection with its performance under this Agreement shall be SMA's employees and SMA shall be fully responsible for them, except as otherwise explicitly provided in this Agreement.

10.  FINANCIAL DISCLOSURE

     In conformity with Section 507 of the U.S. Federal Communications Act concerning broadcasting matters and disclosure required thereunder, SMA warrants and represents

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that it has not accepted or agreed to accept, and will not permit its employees, agents, representatives, contractors, or affiliate entities to accept any monies, services, or other consideration for the inclusion of any commercial material or matter in or as part of any Programs(s).

11.  ENTIRE AGREEMENT AND AMENDMENT

    This Agreement contains the full and complete understanding of the parties to it, supersedes all prior agreements and understandings whether written or oral pertaining to its subject matter and cannot be modified or amended except by a written instrument signed by each party, substantially in the form of the ESPN standard amendment attached hereto.

12.  NOTICE

     All notices and other communications from either party to the other under this Agreement shall be in writing and shall be deemed received when delivered in person or three days after mailing, postage prepaid, addressed to the other party at the address specified at the beginning of this Agreement, or at such other address as that other party may supply by written notice.

13.  ASSIGNMENT

     SMA shall not assign any of its rights or obligations under this Agreement without the prior written consent of ESPN, and any purported assignment without such prior written consent shall be null and void and of no force or effect.

14.  GOVERNING LAW AND INTERPRETATION

     This Agreement shall be governed by the laws of the State of Connecticut. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

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                                SCHEDULE A

                   SCHEDULED SHOOT DAYS AS OF THE DATE HEREOF

     December 16, 1998
     December 21, 1998
     January 18, 1998
     February 3, 1998
     February 18, 1998
     February 24, 1998
     February 25, 1998
     March 4, 1998
     March 22, 1998
     April 7, 1998
     April 14,1998
     April 23, 1998
     April 28, 1998
     May 2,1998
     May 7,1998
     May 10, 1998
     May 19, 1998
     May 26, 1998
     June 25, 1998

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                           ESPN, INC.
    AMENDMENT TO STANDARD ESPN PRODUCTION FACILITIES AGREEMENT

     THIS AMENDMENT, dated as of _____ is made to the production facilities agreement dated as of ________, (the "Agreement") between ESPN and SMA and is made a part thereof.

A. ESPN hereby requests and authorizes the following additional Equipment, Manpower, and/or supplies for the Production Day(s) on ________of the Shoot covered by this Agreement:

                   ITEM              COST
     ______________________       _________________________

     ______________________       _________________________

     ______________________       _________________________

     ______________________       _________________________


B. ESPN hereby authorizes time in excess of __ hours for the Production Day(s) on _________ for the following Manpower:
   [date(s)]

____________________________

____________________________

____________________________

____________________________


C. ESPN hereby requests and authorizes that the Services requirements be changed as follows:

______________________________________

______________________________________

______________________________________

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D. Sums payable by ESPN as a consequence of rendered services authorized by this Amendment shall be paid by ESPN's mailing its check to SMA within sixty days of ESPN's receiving SMA's invoice therefor.

[Full legal name for SMA:]                          ESPN, INC.

By ________________________                       By __________________________
Title   _____________________                     Title _______________________


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